Exhibit 99.1

Taylor Capital Group Announces Definitive Purchase Agreements For

$120 Million of New Capital

Transactions Expected to Close by the end of September 2008

Rosemont, IL – September 4, 2008 – Taylor Capital Group, Inc. (Nasdaq: TAYC), the holding company of Cole Taylor Bank, today announced that it has entered into definitive agreements with investors for $120 million in capital through the private placement of $60 million of non-cumulative, convertible preferred stock by Taylor Capital Group and $60 million of subordinated debt by Cole Taylor Bank.

The investors in the preferred stock will include Harrison I. Steans, Jennifer W. Steans, the Taylor family, several members of Cole Taylor Bank’s management and a number of Chicago-based investment firms and individuals. The Company previously announced that it had entered into a letter of intent with Harrison I. Steans and Jennifer W. Steans to raise capital to support its growth strategy. Harrison I. Steans is a former Chairman of LaSalle National Bank and NBD Illinois, and Jennifer W. Steans is the President of Financial Investments Corporation and Chairman of USAmeribancorp, Inc.

Bruce W. Taylor, Chairman of Taylor Capital Group, said, “The signing of these definitive agreements marks an important step toward achieving our strategic growth plan. The new capital committed by these investors will support the accelerated growth we have experienced since more than doubling the size of our commercial banking team. In addition, the partnership with the Steans and the relationships established with other Chicago area investors through these offerings, will be important parts of the foundation we are building to be Chicago’s premier business bank.”

Harrison I. Steans added, “My daughter, Jennifer, and I are delighted to be joining the Taylor family in backing Mark Hoppe and Cole Taylor’s superb management team. We are dedicated to helping Cole Taylor Bank become the bank of choice—the relationship bank—for businesses throughout metropolitan Chicago. The management team is betting on the success of that endeavor and we are betting on them.”

The net proceeds of the transactions will primarily be used to fund the Company’s strategic growth initiative and to strengthen the balance sheet and regulatory capital of the Company and Cole Taylor Bank. The Company expects to close the transactions by the end of September. The closings are subject to customary closing conditions. Keefe, Bruyette & Woods, Inc. served as financial advisor to Taylor Capital Group in connection with these transactions.

The preferred stock will pay dividends quarterly at an annual rate of 8% and will be convertible into an aggregate of 6 million shares of the Company’s common stock at a conversion price of $10.00 per share, which is equal to 118% of the closing price of the Company’s common stock on July 25, 2008, the trading day prior to the public announcement of the letter of intent. The Company will have the right to convert the preferred stock into common stock on the fifth anniversary of the closing of the transaction, and the right to dividends at the stated rate could cease as early as the second anniversary of closing if the price per share of the Company’s common stock on the NASDAQ Global Select Market reaches specified levels.

The subordinated notes of Cole Taylor Bank will bear interest at an annual rate of 10% and will mature on the eighth anniversary of closing, but will be prepayable at the Bank’s option after three years. With the subordinated notes, investors also will receive warrants to purchase a total of 900,000 shares of Taylor Capital Group common stock at an exercise price of $10.00 per share. The warrants will not be exercisable until the later of 180 days after issuance or the date of the stockholder meeting described below, and the warrants will expire on the fifth anniversary of issuance.

Harrison I. Steans and Jennifer W. Steans are expected to join the Company’s Board of Directors upon the closing of the preferred stock transaction. Mr. Steans will join a newly created Executive Committee along with Bruce W. Taylor and Mark A. Hoppe. Mr. Steans will chair the Executive Committee.

The Company intends to convene a special stockholder meeting to seek approval of matters relating to the transactions. Members of the Taylor family, who collectively beneficially hold approximately 44% of the total voting power of the Company’s outstanding shares of common stock, have agreed to vote their shares of common stock in favor of each of the matters presented for stockholder consideration at the special meeting.

If the Company and the preferred stock investors determine that the stockholders meeting is not reasonably expected to occur by the end of September 2008, the parties have agreed that the Company may issue “designated preferred stock” at closing in order to allow the parties to close the transaction in the third quarter of 2008, even if a special meeting of stockholders cannot be convened within that time period, provided that all other applicable closing conditions have been satisfied or waived. The designated preferred stock would have terms similar to the preferred stock, except that the designated preferred stock would not be convertible into shares of common stock prior to the special meeting of stockholders, and, unless the stockholder approval is obtained prior to November 15, 2008, would be entitled to cumulative dividends at an annual rate equal to 16% of the liquidation preference. Upon receipt of this stockholder approval, the shares of designated preferred would automatically be exchanged for shares of preferred stock. The subordinated debt transaction is expected to close at the same time as the closing of the preferred stock transfer, even if the designated preferred stock is issued at that time.

The Company intends to file a Current Report on Form 8-K with the Securities and Exchange Commission tomorrow, which will include a more detailed description of these transactions and copies of the transaction documents.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements about the terms, timing, completion and effects of the proposed transactions. The Company may not be able to complete the transactions on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to receive any required regulatory approvals or the failure to satisfy other closing conditions in the definitive agreement, and even if the transaction are consummated the Company’s strategic growth initiative may not be successful. Factors that may affect the business or financial results or condition of the Company are described in the Company’s filings with the SEC, including the risk factors and other disclosures in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 13, 2008. Stockholders and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and, except as required by the federal securities laws, the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events, circumstances or developments.

Additional Information

The Company intends to file a proxy statement and other relevant documents concerning the preferred stock offering and the subordinated debt and warrant offering with the SEC. The proxy statement will be distributed to the Company’s stockholders in connection with a special meeting of stockholders. Stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about the transaction. Investors will be able to obtain these documents free of charge at the SEC’s web site (http://www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge from the Company’s Investor Relations Department at 847/653-7731, or from the Company’s website at www.taylorcapitalgroup.com. The directors, executive officers, and certain other members of management and employees of the Company and its subsidiaries are participants in the solicitation of proxies in favor of the approval of the preferred stock offering and related matters from the stockholders of the Company. Information about the directors and executive officers of the Company is set forth in its proxy statement for the 2008 annual meeting of stockholders filed with the SEC on April 29, 2008. Additional information regarding the interests of such participants will be included in the transaction related proxy statement and the other relevant documents filed with the SEC when they become available.

The preferred stock, subordinated notes, warrants and other securities described in this press release will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Contact:

Ilene Stevens

847-653-7731

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